                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A

                              (Amendment No. 1)
                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



       Date of report (Date of earliest event reported): June 20, 1996


                         SEAFIELD CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)

                                   MISSOURI
                (State or other jurisdiction of incorporation)


        0-16946                                         43-1039532
(Commission File Number)                    (I.R.S. Employer Identification No.)


                 2600 GRAND BLVD., SUITE 500, P.O. BOX 410949
                            KANSAS CITY, MO 64141
          (Address of principal executive offices, including Zip Code)


                                 (816) 842-7000
              (Registrant's telephone number, including Area Code)


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report)

Item 5.   Other Events

On July 10, 1996, the Registrant filed a Current Report on Form 8-K reporting the consummation of the acquisition by its 54% owned subsidiary, Response Oncology, Inc., of Jeffrey L. Paonessa, M.D., P.A.

The Registrant hereby files this Amendment No. 1 to the previously filed Form 8-K in order to provide the following financial statements and pro forma financial information.

          1. Audited Balance Sheet, Statement of Income, Statement of Shareholders' Equity, and Statement of Cash Flows, including footnotes, as of and for the year ended December 31, 1995 for Jeffrey L. Paonessa, M.D., P.A. (The "Acquired Business").

          2. Pro forma Balance Sheet and Statement of Operations for Response Oncology, Inc. and Acquired Business as of March 31, 1996 and for the year ended December 31, 1995 and the three months ended March 31, 1996.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Jeffrey L. Paonessa, M.D., P.A.
  (d/b/a Paonessa and Peterson):

     We have audited the accompanying balance sheet of Jeffrey L. Paonessa, M.D., P.A. (d/b/a Paonessa and Peterson) as of December 31, 1995, and the related statements of income, stockholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jeffrey L. Paonessa, M.D., P.A. (d/b/a Paonessa and Peterson) as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          KPMG PEAT MARWICK LLP

St. Petersburg, Florida
June 4, 1996

                        JEFFREY L. PAONESSA, M.D., P.A.
                         (D/B/A PAONESSA AND PETERSON)

                                 BALANCE SHEETS

                                                                                       MARCH 31,
                                                                                         1996
                                                                       DECEMBER 31,   -----------
                                                                           1995
                                                                       ------------   (UNAUDITED)
                                             ASSETS
Current assets:
  Cash...............................................................   $      965    $     9,998
  Accounts receivables, net of allowance for contractual adjustments and uncollectible amounts of $707,382 at December 31, 1995 and
     $964,348 at March 31, 1996 (unaudited)..........................      864,577      1,178,648
  Supplies...........................................................      181,500        139,631
  Due from related party (note 4)....................................      271,213        277,313
  Prepaid expenses...................................................        6,689          3,875
                                                                       ------------   -----------
          Total current assets.......................................    1,324,944      1,609,465
                                                                       ------------   -----------
Property and equipment:
  Furniture and fixtures.............................................      184,660        211,708
  Medical equipment..................................................      127,413        127,852
  Automobile.........................................................       40,000         40,000
                                                                       ------------   -----------
                                                                           352,073        379,560
  Less accumulated depreciation......................................      118,279        132,068
                                                                       ------------   -----------
          Net property and equipment.................................      233,794        247,492
                                                                       ------------   -----------
                                                                        $1,558,738    $ 1,856,957
                                                                        ==========      =========
                              LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable and accrued expenses..............................   $  337,711    $   212,986
  Accrued employee compensation......................................       58,690        101,772
                                                                       ------------   -----------
          Total current liabilities..................................      396,401        314,758
                                                                       ------------   -----------
Stockholder's equity:
  Common stock, $1 par value. Authorized 10,000 shares; issued and
     outstanding 1,000 shares........................................        1,000          1,000
  Retained earnings..................................................    1,161,337      1,541,199
                                                                       ------------   -----------
          Total stockholder's equity.................................    1,162,337      1,542,199
                                                                       ------------   -----------
Commitments and contingencies (notes 3 and 5)........................
                                                                       ------------   -----------
                                                                        $1,558,738    $ 1,856,957
                                                                        ==========      =========

                See accompanying notes to financial statements.

                        JEFFREY L. PAONESSA, M.D., P.A.
                         (D/B/A PAONESSA AND PETERSON)

                              STATEMENTS OF INCOME

                                                                                      THREE-MONTH
                                                                                        PERIOD
                                                                                      ENDED MARCH
                                                                        YEAR ENDED        31,
                                                                       DECEMBER 31,      1996
                                                                           1995       -----------
                                                                       ------------   (UNAUDITED)
Revenue:
  Net patient service revenue........................................   $7,896,188    $2,470,571
  Other income.......................................................       55,158        29,404
                                                                       ------------   -----------
          Total revenue..............................................    7,951,346     2,499,975
                                                                       ------------   -----------
Expenses:
  Operating..........................................................    4,374,291     1,356,487
  Depreciation.......................................................       40,359        13,789
  Other..............................................................      368,164       149,837
                                                                       ------------   -----------
                                                                         4,782,814     1,520,113
                                                                       ------------   -----------
          Net income.................................................   $3,168,532    $  979,862
                                                                        ==========    ==========

                See accompanying notes to financial statements.

                        JEFFREY L. PAONESSA, M.D., P.A.
                         (D/B/A PAONESSA AND PETERSON)

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                                                                                          TOTAL
                                                                COMMON    RETAINED    STOCKHOLDERS'
                                                                STOCK     EARNINGS       EQUITY
                                                                ------   ----------   -------------
Balance, December 31, 1994....................................  $1,000   $1,102,805    $  1,103,805
  Net income..................................................     --     3,168,532       3,168,532
  Stockholder distributions...................................     --    (3,110,000)     (3,110,000)
                                                                ------   ----------   -------------
Balance, December 31, 1995....................................  1,000     1,161,337       1,162,337
  Net income (unaudited)......................................     --       979,862         979,862
  Stockholder distributions (unaudited).......................     --      (600,000)       (600,000)
                                                                ------   ----------   -------------
Balance, March 31, 1996 (unaudited)...........................  $1,000   $1,541,199    $  1,542,199
                                                                ======    =========       =========

                See accompanying notes to financial statements.

                        JEFFREY L. PAONESSA, M.D., P.A.
                         (D/B/A PAONESSA AND PETERSON)

                            STATEMENTS OF CASH FLOWS


                                                                                       THREE-MONTH
                                                                                         PERIOD
                                                                        YEAR ENDED        ENDED
                                                                       DECEMBER 31,     MARCH 31,
                                                                           1995           1996
                                                                       ------------    -----------
                                                                                       (UNAUDITED)
Cash flows from operating activities:
  Net income.........................................................   $3,168,532    $   979,862
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation....................................................       40,359         13,789
     Changes in operating assets and liabilities:
       Accounts receivables, net.....................................     (101,908)      (314,071)
       Supplies......................................................        5,530         41,869
       Prepaid expenses..............................................      (52,997)         2,814
       Accounts payable and accrued expenses.........................      226,832       (124,725)
       Accrued employee compensation.................................        5,975         43,082
                                                                       ------------   -----------
          Net cash provided by operating activities..................    3,292,323        642,620
                                                                       ------------   -----------
Cash flows from investing activities:
  Expenditures for property and equipment............................     (145,616)       (27,487)
  Due from related party.............................................      (48,438)        (6,100)
                                                                       ------------   -----------
          Net cash used in investing activities......................     (194,054)       (33,587)
                                                                       ------------   -----------
Cash flows from financing activity -- Stockholder distributions......   (3,110,000)      (600,000)
                                                                       ------------   -----------
          Net increase (decrease) in cash............................      (11,731)         9,033
Cash, beginning of year..............................................       12,696            965
                                                                       ------------   -----------
Cash, end of year....................................................   $      965    $     9,998
                                                                        ==========    ===========

                See accompanying notes to financial statements.

                        JEFFREY L. PAONESSA, M.D., P.A.
                         (D/B/A PAONESSA AND PETERSON)

                         NOTES TO FINANCIAL STATEMENTS
                DECEMBER 31, 1995 AND MARCH 31, 1996 (UNAUDITED)

UNAUDITED INTERIM FINANCIAL INFORMATION

     The balance sheet as of March 31, 1996 and the related statements of income, shareholder's equity and cash flows for the three-month period ended March 31, 1996 (1996 interim financial information) have been prepared by Jeffrey L. Paonessa, M.D., P.A. (d/b/a Paonessa and Peterson) (the "Company") and are unaudited. In the opinion of the Company, the 1996 interim financial information includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of the results of the 1996 interim period.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the 1996 interim financial information. The 1996 interim financial information should be read in conjunction with the Company's December 31, 1995 audited financial statements appearing herein. The results for the three months ended March 31, 1996 may not be indicative of operating results for the full year.

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

  (a) Description of Business

     The Company was incorporated on April 11, 1991 in the state of Florida. The Company is a medical group practice whose physicians specialize in providing services, including drug therapy, to patients with cancer.

  (b) Net Revenue

     Net revenue primarily consists of charges for patient services rendered by the physicians based on established billing rates less allowance and discounts for patients covered by contractual programs. Payments received under these programs, which are generally based on predetermined rates, are generally less than the established billing rates, and the differences are recorded as contractual allowance or policy discounts. Net patient service revenue is net of contractual adjustments and policy discounts of approximately $6,200,000 for the year ended December 31, 1995 and $1,750,000 for the three-month period ended March 31, 1996 (unaudited).

  (c) Accounts Receivable

     Accounts receivable consists primarily of receivables from patients and third-party payors. In the normal course of providing healthcare services, the Company grants credit to patients, substantially all of whom are resident in the Tampa Bay area. The Company does not generally require collateral or other security in extending credit to patients; however, it routinely obtains assignments of (or is otherwise entitled to receive) patients' benefits payable under their health insurance programs, plans or policies (for example, Medicare, Medicaid, health maintenance organizations, preferred provider organizations and commercial insurance policies).

     The majority of the Company's net revenue and receivables is from third-party payment programs. As of December 31, 1995 and March 31, 1996 (unaudited), approximately 98 percent of total revenue and receivables consists of amounts from Medicare (38 percent) and various commercial plans (60 percent).

  (d) Supplies

     Inventories of supplies consists of pharmaceuticals and medications which are stated at the lower of cost or market on a first-in, first-out basis.

                        JEFFREY L. PAONESSA, M.D., P.A.
                         (D/B/A PAONESSA AND PETERSON)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  (e) Property and Equipment

     Property and equipment are stated at cost. Depreciation for equipment is calculated using the straight-line method over the estimated useful lives of the assets, as follows:

                                                                                 ESTIMATED
                                                                                USEFUL LIVES
                                                                                ------------
    Office equipment..........................................................    7 years
    Medical equipment.........................................................   5-7 years
    Automobile................................................................    5 years

  (f) Stockholder Distribution

     Stockholder distributions are paid and recorded on a monthly basis as available cash flow permits.

  (g) Income Taxes

     The Company has elected to be treated as an S-Corporation under the regulations of the Internal Revenue Code. Under the S-selection, items of revenue and expense are passed directly to the stockholder. Accordingly, income tax expense is not reflected in the financial statements.

  (h) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(2) FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of patients' accounts receivable, due from related party, accounts payable, and accrued expenses, and accrued employee compensation approximate fair value because of the short maturity of those instruments.

(3) EMPLOYEE BENEFIT PLANS

     Effective July 15, 1995 the Company adopted a 401(k) Profit Sharing Plan (the "Plan"), which covers substantially all employees. Employees who complete one year of service and attain age 21 may participate in the Plan. The Company's contributions to the Plan are discretionary and include separate components for annual profit sharing and matching of employee salary deferrals. For the year ended December 31, 1995 and the three-month period ended March 31, 1996 (unaudited), the Company's expense under the Plan was $26,808 and $7,805, respectively.

(4) DUE FROM RELATED PARTY

     The Company has amounts due from an entity owned by a relative of the stockholder. The amounts due are evidenced through a secured promissory note bearing interest at 9% which is payable monthly through April 1, 2003. It is the intention of the Company and the debtor that the note will be collected in connection with the reorganization prior to the sale (note 6), accordingly, the note and accrued interest are reflected as current assets. Interest income recognized amounted to $21,000 for the year ended December 31, 1995 and $6,100 for the three-month period ended March 31, 1996 (unaudited).

                        JEFFREY L. PAONESSA, M.D., P.A.
                         (D/B/A PAONESSA AND PETERSON)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     During 1995, the Company purchased an automobile from the stockholder with a cost of $40,000. The Company believes the purchase price was consistent with that which would be available from an unrelated third party.

(5) COMMITMENTS AND CONTINGENCIES

  (a) Leases

     The Company is obligated under noncancelable operating leases for office space and an automobile. Future minimum lease payments under the noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 1995 are as follows:

                                    YEAR ENDED
                                   DECEMBER 31,                                  AMOUNT
    --------------------------------------------------------------------------  --------
    1996......................................................................  $ 95,660
    1997......................................................................    98,010
    1998......................................................................    96,250
    1999......................................................................    83,020
                                                                                --------
    Total minimum lease payments..............................................  $372,940
                                                                                ========

     Total rental expense for operating leases was $104,620 for the year ended December 31, 1995 and $28,134 for the three-month period ended March 31, 1996 (unaudited).

  (b) Medical Malpractice and Professional Liability Insurance

     The Company maintains professional liability insurance on a claims-made basis at $1,000,000 per claim and $3,000,000 in the aggregate. Incidents and claims reported during the policy period are anticipated to be covered by the malpractice carrier.

     At December 31, 1995 and March 31, 1996 (unaudited), there are no asserted claims against the Company, nor has the Company identified any incident which may have occurred but has yet to be identified under its incident reporting systems. Accordingly, the Company has made no accruals at December 31, 1995 and March 31, 1996 (unaudited) for incurred, but not reported, claims.

  (c) Employment Contract

     The Company is obligated under an employment contract with a physician that extends through September 30, 1999. Minimum compensation to the physician in 1996 under the employment contract is $180,000. Compensation levels under the employment contract subsequent to 1996 is based on a percentage of accounts receivable collections.

(6) SUBSEQUENT EVENTS

     On May 7, 1996, the Company entered into a letter of intent for the sale of all issued and outstanding common stock to Response Oncology, Inc. ("Response"). Under the terms of the letter of intent, prior to such sale, a reorganization will be executed whereby certain assets will be excluded from the purchase.

RESPONSE ONCOLOGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
BASIS OF PRESENTATION


The accompanying pro forma consolidated balance sheet as of March 31, 1996 and the related pro forma consolidated statements of operations for the year ended December 31, 1995 and the three months ended March 31, 1996 give effect to the acquisitions of Jeffrey L. Paonessa, M.D., P.A. ("Paonessa"), Knoxville Hematology Oncology Associates ("KHOA") and Oncology Hematology Group of South Florida, P.A. ("OHG"), (collectively referred to as the "Groups") as if the acquisitions of the Groups had occurred on January 1, 1995. The pro forma information is based on the historical audited financial statements of Response Oncology, Inc. and subsidiaries (the "Company") and the Groups, giving effect to the acquisitions under the purchase method of accounting, and the assumptions and adjustments in the accompanying notes to the pro forma consolidated financial information.

The pro forma statements have been prepared by the Company's management based on the audited financial statements of the acquired entities. These pro forma statements may not be indicative of the results that would have occurred if the acquisitions had been in effect on the dates indicated or which may be obtained in the future. The pro forma statements do not reflect the effect of expense reductions and other operational changes, which, in the opinion of the Company, is likely to result in profitable operations for the Groups. The pro forma financial statements should be read in conjunction with the consolidated financial statements and notes of Response Oncology, Inc. and subsidiaries.

Response Oncology, Inc. and Subsidiaries
Pro Forma Consolidated Balance Sheet
March 31, 1996
(Unaudited)

                                                                    Previous
                                                                   Acquisition
                                                    Historical    Subsequent to      Pro Forma       Pro Forma
                                                     Company      March 31, 1996    Adjustments       Results
                                                   ------------------------------------------------------------
Cash                                               $   483,191       $  166,362      $1,546,933     $ 2,196,486
Short-term investments                                 361,718                                          361,718
Accounts receivable, net                            15,100,543          998,657        (198,657)     15,900,543
Supplies                                             1,090,643          109,350                       1,199,993
Prepaids                                               525,882                                          525,882
Advances to affiliated physician groups              3,112,552                                        3,112,552
Other current assets                                 2,089,590                                        2,089,590
                                                   ------------------------------------------------------------
   Total current assets                             22,764,119        1,274,369       1,348,276      25,386,764

Property and equipment, net                          3,695,637        1,698,479        (148,479)      5,245,637
Deferred charges, net                                  325,733                                          325,733
Intangible assets                                   11,656,558                                       11,656,558
Management Service Agreement                                                          7,091,050       7,091,050
Other assets                                           176,805                                          176,805
                                                   ------------------------------------------------------------
   Total assets                                    $38,618,852       $2,972,848      $8,290,847     $49,882,547

Accounts payable                                    $5,696,496       $  245,001      $  318,294     $ 6,259,791
Accrued expenses                                     1,891,482                                        1,891,482
Notes payable                                        3,607,711                                        3,607,711
Capital lease obligations                               57,622           46,947         (46,947)         57,622
Current portion of long term note                      396,997        1,713,757      (1,713,757)        396,997
                                                   ------------------------------------------------------------
   Total current liabilities                        11,650,308        2,005,705      (1,442,410)     12,213,603

Capital lease obligations                                    0           48,865         (48,865)
Notes Payable                                        6,265,369           23,131      10,126,869      16,415,369
Minority Interest                                      261,425                                          261,425

Stockholders' equity
   Preferred stock                                      27,833                                           27,833
   Common stock                                         73,782                                           73,782
   Paid-in capital                                  60,137,024                          550,400      60,687,424
   Retained earnings (accumulated deficit)         (39,796,889)         895,147        (895,147)    (39,796,889)
                                                   ------------------------------------------------------------
   Total liabities and stockholders equity         $38,618,852       $2,972,848      $8,290,847     $49,882,547
                                                   ============================================================

                                                                    Pro Forma                         Total
                                                       Paonessa     Adjustments     Pro Forma        Proforma
                                                      -----------------------------------------    ------------
Cash                                                  $    9,998    $(9,447,498)   $(9,437,500)    $(7,241,014)
Short-term investments                                                                       0         361,718
Accounts receivable, net                               1,178,648                     1,178,648      17,079,191
Supplies                                                 139,631                       139,631       1,339,624
Prepaids                                                   3,875                         3,875         529,757
Advances to affiliated physician groups                                                      0       3,112,552
Other current assets                                     277,313        (29,821)       247,492       2,337,082
                                                      ----------------------------------------     -----------
   Total current assets                                1,609,465     (9,477,319)    (7,867,854)     17,518,910

Property and equipment, net                              247,492       (247,492)                     5,245,637
Deferred charges, net                                                                                  325,733
Intangible assets                                                                                   11,656,558
Management Service Agreement                                         15,322,612     15,322,612      22,413,662
Other assets                                                                                           176,805
                                                      ----------------------------------------     -----------
   Total assets                                       $1,856,957    $ 5,597,801    $ 7,454,758     $57,337,305

Accounts payable                                      $  314,758                   $   314,758     $ 6,574,549
Accrued expenses                                                                                     1,891,482
Notes payable                                                         5,100,000      5,100,000       8,707,711
Capital lease obligations                                                                               57,622
Current portion of long term note                                                                      396,997
                                                      ----------------------------------------     -----------
   Total current liabilities                             314,758      5,100,000      5,414,758      17,628,361

Capital lease obligations
Notes Payable                                                                                       16,415,369
Minority Interest                                                                                      261,425

Stockholders' equity
   Preferred stock                                                                                      27,833
   Common stock                                            1,000            962          1,962          75,744
   Paid-in capital                                                    2,038,038      2,038,038      62,725,462
   Retained earnings (accumulated deficit)             1,541,199     (1,541,199)                   (39,796,889)
                                                      ----------------------------------------     -----------
   Total liabities and stockholders equity            $1,856,957    $ 5,597,801    $ 7,454,758     $57,337,305
                                                      ========================================     ===========



See accompanying notes to pro forma consolidated financial information.

Response Oncology, Inc. and Subsididaries
Pro Forma Consolidated Statement of Operations
Period Ended March 31, 1996
(Unaudited)

                                                        Previous
                                                       Acquisition
                                       Historical     Subsequent to      Pro Forma          Pro Forma
                                        Company       March 31, 1996    Adjustments           Results
                                       ----------------------------------------------------------------
Revenue:
  Net revenue                          $13,340,885                      $1,056,218 (b)      $14,397,103
  Other Income                              16,729        $  50,851        (50,851)              16,729
  Net patient service revenue                             1,566,635     (1,566,635)(a)                0
                                       ----------------------------------------------------------------
Total Revenue                           13,357,614        1,617,486       (561,268)          14,413,832
Expenses:
  Operating expenses                    10,344,781          563,890        (25,889)(a)       10,882,782
  General and administrative             1,266,840          150,868                           1,417,708
  Depreciation and amortization            570,965           59,100         44,319 (d)          674,384
  Interest                                 192,281           23,328        216,047 (c)          431,656
  Provision for doubtful                   372,100                0                             372,100
                                       ----------------------------------------------------------------
Total Expenses                          12,746,967          797,186        234,477           13,778,630
Earnings before minority interest          610,647          820,300       (795,745)             635,202
  Minority interest                         94,369                                               94,369
                                       ----------------------------------------------------------------
Net Earnings to common stockholders    $   516,278        $ 820,300     $ (795,745)         $   540,833
                                       ================================================================

                                                            Pro Forma                        Total
                                            Paonessa       Adjustments     Pro Forma        Pro Forma
                                            -----------------------------------------      -----------
Revenue:
  Net revenue                                              $1,774,012 (b)  $1,774,012      $16,171,115
  Other Income                              $  29,404         (29,404)              0           16,729
  Net patient service revenue               2,470,571      (2,470,571)(a)           0                0
                                            -----------------------------------------      -----------
Total Revenue                               2,499,975        (725,963)      1,774,012       16,187,844
Expenses:
  Operating expenses                        1,506,324        (271,101)(a)   1,235,223       12,118,005
  General and administrative                                                                 1,417,708
  Depreciation and amortization                13,789          95,766 (d)     109,555          783,939
  Interest                                                     51,000          51,000          482,656
  Provision for doubtful                                                            0          372,100
                                            -----------------------------------------      -----------
Total Expenses                              1,520,113        (124,335)      1,395,778       15,174,408
Earnings before minority interest             979,862        (601,628)        378,234        1,013,436
  Minority interest                                                                 0           94,369
                                            -----------------------------------------      -----------
Net Earnings to common stockholders         $ 979,862      $ (601,628)     $  378,234      $   919,067
                                            =========================================      ===========

See accompanying notes to pro forma consolidated financial information.

Response Oncology, Inc. and Subsididaries
Pro Forma Consolidated Statement of Operations
Year Ended December 31, 1995
(Unaudited)

                                                                   Previous
                                                                  Acqusitions
                                                 Historical      Subsequent to     Pro Forma         Pro Forma
                                                   Company     December 31, 1995   Adjustments        Results
                                                ----------------------------------------------------------------
Revenue:
  Net revenue                                   $44,297,798                       $ 9,256,086 (b)    $53,553,884
  Other Income                                      282,011      $  297,195          (297,195)           282,011
  Net patient service revenue                                    14,723,018       (14,723,018)(a)              0
                                                ----------------------------------------------------------------
Total Revenue                                    44,579,809      15,020,213        (5,764,127)        53,835,895
Expenses:
  Operating expenses                             32,892,728      11,510,977        (2,981,261)(a)     41,422,444
  General and administrative                      5,512,306                                            5,512,306
  Depreciation and amortization                   1,736,055         342,156           452,437 (d)      2,530,648
  Interest                                           16,860         269,114         1,303,268 (c)      1,589,242
  Provision for doubtful accounts                 2,105,696          77,066                            2,182,762
                                                ----------------------------------------------------------------
Total Expenses                                   42,263,645      12,199,313        (1,225,556)        53,237,402
Earnings before minority interest                 2,316,164       2,820,900        (4,538,571)           598,493
  Minority interest                                   1,806                                                1,806
                                                ----------------------------------------------------------------
Earnings before income taxes                      2,314,358       2,820,900        (4,538,571)           596,687
  Income tax expense                                                210,000          (210,000)(e)              0
                                                ----------------------------------------------------------------
Net earnings                                      2,314,358       2,610,900        (4,328,571)           596,687
  Common stock dividend to
     preferred stockholders                           3,825                                                3,825
                                                ----------------------------------------------------------------
Net earnings to common stockholders             $ 2,310,533      $2,610,900       $(4,328,571)       $   592,862
                                                ================================================================

                                                                    Pro Forma                             Total
                                                     Paonessa      Adjustments          Pro Forma        Pro Forma
                                                    ----------------------------------------------      -----------
Revenue:
  Net revenue                                                      $ 5,918,057 (b)      $5,918,057      $59,471,941
  Other Income                                      $   55,158         (55,158)                  0          282,011
  Net patient service revenue                        7,896,188      (7,896,188)(a)               0                0
                                                    ----------------------------------------------      -----------
Total Revenue                                        7,951,346      (2,033,289)          5,918,057       59,753,952
Expenses:
  Operating expenses                                 4,742,455        (964,757)(a)       3,777,698       45,200,142
  General and administrative                                                                     0        5,512,306
  Depreciation and amortization                         40,359         383,065 (d)         423,424        2,954,072
  Interest                                                             204,000 (c)         204,000        1,793,242
  Provision for doubtful accounts                                                                0        2,182,762
                                                    ----------------------------------------------      -----------
Total Expenses                                       4,782,814        (377,692)          4,405,122       57,642,524
Earnings before minority interest                    3,168,532      (1,655,597)          1,512,935        2,111,428
  Minority interest                                                                              0            1,806
                                                    ----------------------------------------------      -----------
Earnings before income taxes                         3,168,532      (1,655,597)          1,512,935        2,109,622
  Income tax expense                                                                             0                0
                                                    ----------------------------------------------      -----------
Net earnings                                         3,168,532      (1,655,597)          1,512,935        2,109,622
  Common stock dividend to
     preferred stockholders                                                                      0            3,825
                                                    ----------------------------------------------      -----------
Net earnings to common stockholders                 $3,168,532     $(1,655,597)         $1,512,935      $ 2,105,797
                                                    ==============================================      ===========


See accompanying notes to pro forma consolidated financial information.

RESPONSE ONCOLOGY, INC. AND SUBSIDIARIES
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


The accompanying pro forma consolidated financial information presents the pro forma financial condition of Response Oncology, Inc. and subsidiaries (the "Company") as of March 31, 1996 and the results of their operations for the year ended December 31, 1995 and the three months ended March 31, 1996.

On June 20, 1996, the Company acquired from unaffiliated individual sellers 100% of the issued and outstanding general partnership interest ("the Acquired Interests") of Jeffrey L. Paonessa, M.D., P.A. ("Paonessa").

The accompanying pro forma consolidated balance sheet includes the acquired assets, assumed liabilities and effects of financing, as if Paonessa had been acquired on March 31, 1996. The accompanying pro forma consolidated statements of operations reflect the pro forma results of operations, as adjusted, as if all acqusition practices held by the Company had been acquired on January 1, 1995.

PRO FORMA CONSOLIDATED BALANCE SHEET

The adjustments reflected in the pro forma consolidated balance sheet are to reflect the values of assets acquired and liabilities assumed in connection with the acquisition of Paonessa to reflect the issuance of long-term debt and cash payment to complete the acquisition; and to reflect the recording of management service agreements acquired.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

The adjustments reflected in the pro forma consolidated statements of operations are as follows:

(a) To eliminate certain revenues and expenses of Paonessa that would not constitute revenue to the Company or be the responsibility of the Company pursuant to the Service Agreement.
(b) To accrue net revenue resulting from service agreements related to the acquisition of the Group. Amounts were calculated based upon actual operating results for the period, as adjusted, under the terms of the related service agreement.
(c) To reflect interest on the long-term debt issued. Interest was calculated at the annual rate of 6.5%.
(d) To record amortization of the intangible asset related to the service agreement. The asset is amortized over the service agreement period, or 40 years.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (c) Exhibits: Form of the following agreement filed with Response's current report on Form 8-K:

               99.1 Service Agreement dated as of June 19, 1996 by and among Response Oncology, Inc., J. Paonessa, M.D., P.A. and Jeffrey L. Paonessa, M.D.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           SEAFIELD CAPITAL CORPORATION


Dated: July 24, 1996               By: /s/ Steven K. Fitzwater
                                       -----------------------------------------
                                           Steven K. Fitzwater
                                           Vice President, Chief
                                           Accounting Officer and Secretary